EXHIBIT 10.3
INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (this “Indemnification Agreement”) dated as of the 1st day of December, 2005 is entered into by and between Spark Networks plc (the “Company”) and Alon Carmel, an individual (“Shareholder”).
RECITALS
     WHEREAS, Shareholder is a former employee of the Company;
     WHEREAS, in connection with Shareholder’s service to the Company, Shareholder was granted options to purchase 2,000,000 ordinary shares of the Company (the “Options”);
     WHEREAS, on date even herewith Shareholder exercised the Options; and
     WHEREAS, Shareholder desires to indemnify and hold harmless the Company with respect to certain obligations the Company may have to withhold federal, state or local taxes that may be imposed on Shareholder with respect of the exercise of the Options.
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Indemnification. Shareholder will indemnify and pay to the Company within ten (10) days of written notice by the Company, any taxes (including income, employment or other withholding taxes), interest and/or penalties and other costs and expenses (including attorney’s fees incurred by the Company) the Company is required to pay as a result of the Company’s failure to withhold any federal, state, local or foreign taxes in respect of the exercise of the Options.
     2. Governing Law. This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of California in the United States of America. Each party, to the extent permitted by law applicable to the court in which claims hereunder may be adjudicated, knowingly voluntarily and intentionally waives its right to trial by jury in any action or other legal proceeding arising out of or relating to this Indemnification Agreement and the transactions contemplated hereby.
     3. Final Agreements. This Indemnification Agreement is intended by the parities hereto to be the final, complete, and exclusive expression of the agreement between them. This Indemnification Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Indemnification Agreement shall be made.
     4. Counterparts. This Indemnification Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same document. This Indemnification Agreement may be validly exchanged and executed by fax.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date set forth above.

SHAREHOLDER
By:	/s/ Alon Carmel
	Name:	Alon Carmel

SPARK NETWORKS PLC
By:	/s/ Mark G. Thompson
	Name:	Mark G. Thompson
	Title:	CFO

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